UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

SEVCON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-9789 (Commission File Number)	04-2985631 (IRS Employer Identification No.)
155 Northboro Road Southborough, MA 01772 (Address of principal executive offices and zip code)
(508) 281-5510 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Sevcon, Inc. has amended its Restated Certificate of Incorporation by filing with the Delaware Secretary of State an Amended and Restated  Certificate of Designations (the “Certificate”), creating a new series of 465,500 shares of Series A Convertible Preferred Stock, par value $0.10 per share (“Series A Preferred”), with the terms described below. The Certificate, which was filed on July 29, 2014, amended and restated in its entirety a prior certificate of designations filed on July 24, 2014.

The holders of Series A Preferred will be entitled to receive, out of funds legally available therefor, cumulative dividends at an annual rate of 4% of the Stated Value of $24.00 per share, payable semiannually in cash or in shares of common stock, in the Company’s discretion. Each share of Series A Preferred will be convertible at the election of the holder into the number of shares of our common stock determined by dividing the Stated Value by $8.00, which is subject to adjustment. If at any time after the fifth anniversary of the initial issue date of the Series A Preferred, the closing sale price of the Company’s common stock has exceeded $15.50 for 20 out of 30 consecutive trading days, the Company shall have the right to cause all outstanding shares of Series A Preferred Stock to be automatically converted into shares of common stock.  The holders of Series A Preferred Stock shall not have the right to vote such shares except as may be required by law; provided, however, that without the approval of holders of at least a majority of the outstanding shares of Series A Preferred, the Company may not authorize or issue any shares of any other class or series of capital stock ranking senior to the Series A Preferred as to dividends or upon liquidation or alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely.  Upon liquidation of the Company, the holders of Series A Preferred would be entitled to receive out of the net assets of the Company an amount per share equal to the greater of the Stated Value and the amount payable if all shares of Series A Preferred were converted to common stock, plus any accrued dividends.

Item 8.01	Other Events

 On July 29, 2014, the Company issued a press release announcing the terms of its pending rights offering for shares of Series A Preferred.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock, as filed with the Delaware Secretary of State on June 29, 2014.

4.1	Form of Series A Convertible Preferred Stock Certificate.

99.1	Press Release issued by the Registrant on July 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC.

By:	/s/ Raymond J. Thibault Jr.
Raymond J. Thibault Jr. Assistant Treasurer
Dated:  July 29, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock, as filed with the Delaware Secretary of State on June 29, 2014.

4.1	Form of Series A Convertible Preferred Stock Certificate.

99.1	Press Release issued by the Registrant on July 29, 2014.